Exhibit 32.1

CERTIFICATION PURSUANT TO THE SARBANES-OXLEY ACT
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

I, Michael Jack Kugler, Chief Executive Officer and Chairman of the Board of Directors of U.S. Precious Metals, Inc. (the “Company”), do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

          1.          This Quarterly Report on 10-Q/A of the Company for the period ended August 31, 2008 as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          2.          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 17, 2009

/s/ Michael Jack Kugler

Michael Jack Kugler
Chief Executive Officer
and Chairman of the Board of Directors
(Principal Executive Officer)